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                                                           EXHIBIT 10.12A

[DuraSwitch Logo]

                    [DURASWITCH INDUSTRIES, INC. LETTERHEAD]




September 13, 1999



Kevin R. Keuper, President
Duff & Phelps Securities, LLC
311 South Wacker Drive, Suite 4200
Chicago, IL 60606

Re:  DuraSwitch Industries, Inc.

Dear Kevin:

This letter will serve as notice that DuraSwitch Industries, Inc. hereby terminates the retention agreement with Duff & Phelps dated May 5, 1998 (as amended July 14, 1998). As there are no active or on-going discussions as contemplated by the agreement, we are considering the agreement terminated effective October 13, 1999, thirty (30) days from the date of this notice.

This termination is by no means prompted by any dissatisfaction with your services or professionalism. The executive management team at DuraSwitch personally thanks you for bringing us Blackwater at a time of need. Your timing was great and your advice has always been first rate. Thanks to your help we were able to move forward to another stage of our business.

Kevin, should you ever need a reference given to some up-and-coming company in search of funds or financial advice, don't hesitate to have them call me.

Sincerely,


/s/ Terry

R. Terren Dunlap
Chief Executive Officer

RTD:mjc


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